                                                                    EXHIBIT 10-d












                             ADC TELECOMMUNICATIONS
                          BROADBAND CONNECTIVITY COPPER
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1995

                             ADC TELECOMMUNICATIONS
                          BROADBAND CONNECTIVITY COPPER
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1995

PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the ADC Telecommunications, Inc. ("Company"), Broadband Connectivity Copper Management Incentive Plan - Fiscal Year ("FY") 1995, effective November 1, 1994 through October 31, 1995.

PURPOSE

The purpose of the Plan is to provide, with full regard to the protection of shareholder's investments, a direct financial incentive for eligible management employees to perform an effective leadership role and make a significant contribution to the Company's established goals.

ADMINISTRATION

This Plan will be administered by a Management Incentive Plan Committee ("Committee") appointed and authorized by the Company's Board of Directors. Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required I administration of the Plan and to exercise its discretion to define, interpret, construe, apply and make any exceptions to the terms of the Plan.

ELIGIBILITY

The Committee will establish rules of eligibility for participation in the Plan and determine eligibility in accordance with those rules. Participation will be effective as of the date approved by the Committee and will be communicated to the participant by the incentive opportunity statement ("Participant Form") specifying the target incentive level for the position held by the participant. No employee will become a participant in the Plan after May 1, 1995.

TIME OF PAYMENT

Payment which become due under this Plan will be made as soon as administratively feasible following the close of the Company's fiscal year.

PLAN GOALS

The Plan reinforces the annual financial goals which support ADC's long-term strategic plans. The FY 1995 goal categories and weights for Broadband Connectivity Copper participants are as follows :


Broadband Connectivity Copper Revenue:
     Overall                                        15%
     International                                  15%

Broadband Connectivity Copper Operating Profit      40%

Broadband Connectivity Operating Profit             20%

Broadband Connectivity Customer Service/
Inventory Turn Management                           10%
                                                    ---

TOTAL                                              100%

Note:  All goals exclude AOFR.
       Fiber products exclude HCS and software.

THE BROADBAND CONNECTIVITY CUSTOMER SERVICE/INVENTORY TURN MANAGEMENT goal measures the ability to deliver products to meet customer's request dates while also effectively managing inventories. Customer Service/Inventory Turn Management is measured by average inventory turns (the cost of goods sold divided by average inventory cost) and by shipping performance (relative to meeting customer request dates). A single numerical representation of customer service/inventory management is derived by multiplying the average inventory turn by the percentage of customer request dates met by the Broadband Connectivity Division.

For example, If Broadband Connectivity's average annual inventory turns is 4.8 and the percentage of customer request dates met is 80%, the result is a customer service/inventory turn management achievement of 3.84.

Average inventory turns                             4.8
% customer request dates met                        .80
                                                    ---
Result                                             3.84

MINIMUM PERFORMANCE PAYOUT REQUIREMENTS

The following minimum performance goals must be met to assure protection of shareholder interest before an incentive payout can be generated.

Incentive payments will be made only if the company's consolidated net profits are in excess of a threshold rate of return on stockholders' equity. This rate has been established at 10%, after tax, based on stockholders' equity at the beginning to the fiscal year.

The threshold for Overall Broadband Connectivity Copper Revenue OR Broadband Connectivity Copper Operating Profit OR Overall Broadband Operating Profit must be met.

VIII. CALCULATION OF PAYMENTS

DETERMINATION OF ACHIEVEMENT AGAINST GOALS AND OBLIGATION TO MAKE PAYMENTS.

The obligation to make payment under the Plan will be determined by achievement of goals determined by the Board of Directors.

The payout opportunity for meeting the threshold goal is 30% of target. The payout opportunity for meeting the maximum goal is 200% of target. Results between threshold-target and target-maximum are interpolated.

CALCULATION OF INDIVIDUAL PAYMENT UNDER THIS PLAN IS A FUNCTION OF:

Target incentive opportunity - expressed as a percentage of an individual's FY 1995 earnings. The target % for each participant is designated on the "Participant Form".

Participant's 1995 fiscal year base salary earnings.

Business unit and individual performance against the established goals.

HOW INDIVIDUAL AWARDS ARE DETERMINED IS SHOWN BY THE FOLLOWING EXAMPLE:

Assume we have a Plan participant with the following facts:


Grade:                                            15
Target Payout:                                    11% of base salary earnings
Base Salary Earnings:                             60,000

All minimum performance requirements are met.


Goal                                              Weight            Achievement

BCD Copper Revenue:
    Overall                                       15%                       90%
    International                                 15%                      100%

BCD Copper Operating Profit                       40%                      100%

BCD Operating Profit                              20%                      100%

BCD Customer Service/Inventory
    Turn Management                               10%                      110%
                                                                           ----

OVERALL RESULT AS % OF TARGET                                             99.5%

Calculation of Payment:

$60,000 (FY Earnings) x 11% (Target Opportunity) x 99.5% (Overall Result as a % of Target) = $6,567.

EFFECT OF CHANGE IN EMPLOYMENT STATUS

VOLUNTARY RESIGNATION. A participant who voluntarily resigns full-time employment prior to the end of the Fiscal Year will relinquish all right to any payment under the Plan.

CHANGE BASED UPON UNSATISFACTORY JOB PERFORMANCE. A participant who is involuntarily terminated or transferred to a non-eligible position for reasons of unsatisfactory job performance will relinquish all right to any payment under this plan.

CHANGE BASED UPON JOB ELIMINATION. Subject to the approval of the Committee, a participant who is involuntarily terminated or transferred to a non-eligible position because of a job elimination may retain the right to a pro-rata payment based upon the time served in the eligible position during the fiscal year.

CHANGE BASED UPON A PROMOTION/DEMOTION. A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position during the fiscal year will have a pro-rata calculation of payment based upon the time served in each position during FY 95.

CHANGE BASED UPON TRANSFER TO ANOTHER POSITION. A current participant who transfers to another position within the Company that is eligible for participation in an ADC Management Incentive Plan with different goals during FY 1995 will have a pro rata calculation of payment based on the goals and length of time served in the respective positions.

DEATH. If a participant dies during the fiscal year, the participant's heirs as determined by will or applicable laws of descent and distribution will have a pro-rata calculation of payment based upon the time the participant served in the eligible position during the fiscal year.

AMENDMENT OR TERMINATION OF PLAN

The Board or Directors reserves and retains the right to modify, rescind or terminate this plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board or Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.